UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-113094

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-139475

UNDER THE SECURITIES ACT OF 1933

Bioenvision, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4025857
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

c/o Genzyme Corporation

500 Kendall Street

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices)

Bioenvision, Inc. 2003 Stock Incentive Plan

(Full Title of the Plan)

Peter Wirth

Vice President & Secretary

c/o Genzyme Corporation

500 Kendall Street

Cambridge, Massachusetts 02142

(617) 252-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul Kinsella

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

DEREGISTRATION OF UNSOLD SECURITIES

 These Post-Effective Amendments relate to the following Registration Statements on Form S-8 of the Registrant (collectively, the “Registration Statements”):

File No. 333-113094, pertaining to the registration of 6,000,000 shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”), issuable under the Registrant’s 2003 Stock Incentive Plan (the “2003 Plan”) and a separate retention grant, which was filed with the Securities and Exchange Commission on February 25, 2004, as amended by Post-Effective Amendment No. 1 on January 6, 2005; and

File No. 333-139475, pertaining to the registration of 2,250,000 shares of Common Stock issuable under the 2003 Plan, which was filed with the Securities and Exchange Commission on December 19, 2006.

 Pursuant to an Agreement and Plan of Merger dated as of May 29, 2007 among Genzyme Corporation, a Massachusetts corporation (“Genzyme”), Wichita Bio Corporation, a newly-formed Delaware corporation and a direct wholly-owned subsidiary of Genzyme (“Wichita Bio”), and the Registrant, Wichita Bio will be merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger became effective on October 23, 2007.

 In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration the shares of Common Stock registered but not sold under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 23, 2007.

BIOENVISION, INC.

By:	/S/ MICHAEL S. WYZGA
Name:	Michael S. Wyzga
Title:	Vice President & Treasurer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the registration statements on Form S-8 have been signed below by the following persons in the capacities indicated on October 23, 2007.

SIGNATURE	TITLE

/S/ HENRI A. TERMEER	Henri A. Termeer
Chief Executive Officer (Principal Executive Officer)

/S/ MICHAEL S. WYZGA	Michael S. Wyzga
Vice President & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ HENRI A. TERMEER	Henri A. Termeer
Director

/S/ PETER WIRTH	Peter Wirth
Director